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                                                              EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Star Banc Corporation on Form S-4 of our report, dated February 10, 1997, relating to the financial statements of Great Financial Corporation, incorporated by reference in the annual report on Form 10-K of Great Financial Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Louisville, Kentucky
December 9, 1997